Exhibit 10.1

AMENDMENT TO KEY EXECUTIVE SEVERANCE PLAN

This AMENDMENT TO THE KEY EXECUTIVE SEVERANCE PLAN (this “Amendment”), is dated as of April 11, 2013, is entered into by Level 3 Communications, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company previously adopted the Key Executive Severance Plan effective March 19, 2012 (as may have been amended prior to the date hereof, the “Plan”); and

WHEREAS, pursuant to Section 8.5 of the Plan, the Board may amended the Plan at any time; and

WHEREAS, effective immediately, the Board desires to amend and restate in its entirety the definition of “Participant” under the Plan; and

WHEREAS, the amendment and restatement of the definition of “Participant” under the Plan pursuant to this Amendment will not constitute an “Adverse Amendment,” as defined in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                      Defined Terms.  Terms used and not otherwise defined in this Amendment have the meanings ascribed to such terms in the Plan.

2.                                      Amendment.

(a)                           The definition of “Participant” of the Plan shall be amended and restated in its entirety to read as follows:

“Participant” means each employee of the Company or its Affiliates (i) who is designated as a Participant by the Chief Executive Officer of the Company, and in the case of any Named Executive Officer (as that term is defined by the rules and regulations of the U.S. Securities and Exchange Commission from time to time), if designated by a resolution of the Committee, (ii) who is delivered a Participation Notice, and (iii) who acknowledges his or her participation in the Plan by executing a Restrictive Covenant Agreement.  A person shall cease to be a Participant upon his or her removal as a Participant from the Plan (but any such determination made in respect of a Participant shall be considered an Adverse Amendment with respect to the affected Participant and is subject to the provisions of Section 8.5).

3.                                      Miscellaneous Provisions.

(a)                                 References.  On and after the date of this Amendment, each reference to the Plan shall mean and be a reference to the Plan as amended by this Amendment.

(b)                                 Effectiveness of Agreement.  Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Plan shall remain unchanged and in full force and effect.